SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 2, 2008

KINDER TRAVEL, INC.
(Exact name of registrant as specified in its charter)

 (former name or former address, if changed since last report)

Nevada	333-135689	20-4939361
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
20385 64th Avenue Langley, British Columbia Canada V2Y 1N5
(Address of principal executive offices)
(604) 514-1962
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 29, 2008, the Board of Directors nominated Ms. Martha Jimenez to become the Company’s President, Treasurer, Secretary and Director. On September 2, 2008, Ms. Jimenez accepted the appointment and Mr. Daniel Baxter, the Company’s incumbent President, Treasurer and Director, and Mr. Dirk Holzhauer, the Company’s incumbent Secretary and Director, resigned. The resignations did not involve any disagreement with the Company.

From 1989 to 2006, Ms. Jimenez was President and owner of Lucar Trucking, Inc.  Ms. Jimenez started Lucar with only two trucks and grew it to 35 trucks with over 50 employees.  Lucar Trucking was primarily involved in cross border shipments and delivering goods to various parts of California.  Ms. Jimenez was an active member of the California Trucking Association for various years before she retired in 2006.

Ms. Jimenez has been retired since 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: September 5, 2008	Kinder Travel, Inc.

	By:	/s/ Martha Jimenez
Name: Martha Jimenez
Title: President